Exhibit 10.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT NORMALLY TREATS AS PRIVATE AND CONFIDENTIAL.

CONFIDENTIAL	[***]

[***]

LICENCE AGREEMENT

between

LONZA SALES AG

and

ZURA BIO LIMITED

CONFIDENTIAL

APPENDIX

1	Vectors

2	[***]

THIS AGREEMENT is made the     day of     2022

BETWEEN

LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as "Lonza"),

and

ZURA BIO LIMITED incorporated and registered in UK whose registered office is at 3rd Floor 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, UK (hereinafter referred to as "Licensee")

The Licensee and Lonza shall jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A	Lonza is the proprietor of the System and has the right to grant certain Intellectual Property Rights in relation thereto (all as defined below).

B.	The Licensee has entered into an agreement with Pfizer Inc. a Delaware corporation having an office at 235 East 42nd Street, New York, New York 10017, U.S.A. (“Pfizer”), pursuant to which Licensee has been granted certain rights in respect of Product (as hereinafter defined).

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C.	The Licensee wishes to take a licence under Intellectual Property Rights of which Lonza is the proprietor in order to use the System (together with the Transfected Cell Line) to commercially exploit the Product on the terms set out in this Agreement.

NOW THEREFORE the Parties hereby agree as follows

1.	Definitions and Interpretation

1.1	In this Agreement the following words and phrases shall have the following meanings:

1.1.1	“Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant Party to this Agreement. "Control" means the ownership of more than fifty percent (50%) of the issued share capital of the entity in question or the legal power to direct or cause the direction of the general management and policies of the entity in question. Such entity shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.1.2	“Cell Line(s)" means [***].

1.1.3	“Confidential Information” means any Know-How and confidential information (in any format and on any media) disclosed by one Party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself. In the case of Lonza, Confidential Information shall mean all information relating to the System and any other materials, specifications or information which is provided and/or disclosed by Lonza, its Affiliates and their respective officers, employees, agents and advisors to the Licensee and its officers, employees, agents and advisors, whether directly or indirectly, including, without limitation, all agreements, research databases, trade secrets, Intellectual Property Rights, business and/ or commercial and/ or financial data, specifications, technical designs, documents and drawings which are related to the System and/or Lonza’s business.

*All trade marks (®) are registered in CH, EU or USA

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1.1.4	“Drug Product” means [***].

1.1.5	“Drug Product Activities” means [***].

1.1.6	“Drug Substance” means [***].

1.1.7	“Effective Date” means the date first above written.

1.1.8	“First Commercial Sale” means the date of the first sale or other disposal of Product for consideration by or on behalf of Licensee in that particular country following regulatory approval in such country.

1.1.9	“Initiation” means, with respect to any clinical trial, the first date that a human subject is dosed in such clinical trial.

1.1.10	“Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in patents, copyrights, designs, trademarks, service marks, trade- names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, designs, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

1.1.11	“Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

1.1.12	“Licensed Know-How” means the System Know-How.

1.1.13	“Net Sale(s)” means all revenues recorded by or on behalf of Licensee or its Sublicensees for sales of Product in the Territory, less the permitted deductions.

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The permitted deductions booked on an accrual basis by Licensee and its Sublicensees under their respective accounting standards to calculate the recorded net sales from gross sales are as follows:

[***]

1.1.14	[***] means [***].

1.1.15	[***] means [***].

1.1.16	[***] means [***].

1.1.17	[***] means [***].

1.1.18	“Product” means [***].

1.1.19	“Protected” means [***].

1.1.20	“Royalty Term” shall have the meaning ascribed to it in Clause 5.2.

1.1.21	“Strategic Partner” means [***].

1.1.22	“Sublicensee” means [***].

1.1.23	“System” means [***].

CONFIDENTIAL

1.1.24	“System Know-How” means [***].

1.1.25	“System Materials” means [***].

1.1.26	“Territory” means [***].

1.1.27	“Third Party” means any individual or entity other than Lonza or Licensee.

1.1.28	“Transfected Cell Lines” means [***].

1.1.29	“Vectors” means [***].

1.2	The headings of this Agreement are inserted only for convenience and shall not affect the construction hereof.

1.3	Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4	References to the recitals, clauses and appendix shall be deemed to be a reference to the recitals, clauses and appendix to this Agreement and shall form an integral part of this Agreement.

1.5	References to any statute or statutory provision include a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

1.6	Reference in this Agreement to Lonza shall, unless repugnant to the subject or context thereof, include its Affiliates, successors and assigns.

2.	Supply of System Know-How

2.1	Unless previously supplied by Lonza under a separate agreement, Lonza shall, if requested by Licensee in writing, supply further System Know-How as required by Licensee solely for regulatory purposes (and which shall, when permitted and at Lonza’s sole discretion, only be supplied directly to the regulatory agency by Lonza). Any such System Know-How provided hereunder (together with all other applicable components of the System previously received by Licensee) shall be used strictly in accordance with the terms of this Agreement.

2.2	Should any transportation of the System be arranged by Lonza on behalf of Licensee, such transportation shall be made at sole risk of the Licensee. The Licensee shall indemnify Lonza against all losses, expenses, demands, claims, actions, judgments, assessments, damages, liabilities, fines, penalties, costs and fees incurred by Lonza by reason of such transportation.

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3.	Ownership of Property and Intellectual Property

3.1	Save for any Intellectual Property Rights licensed to Lonza, it is hereby acknowledged and agreed that, as between the Parties, any and all property and Intellectual Property Rights in the System is vested in Lonza. Similarly, it is hereby acknowledged as between the Parties that any and all Intellectual Property Rights in the Product and any gene proprietary to Licensee (or any of its licensors or sublicensees) inserted into the System, or used with the System, for the purpose of producing Product is vested in Licensee (or its applicable licensors and sublicensees) to the extent that this is severable from and does not utilise, disclose, infringe or reveal any Intellectual Property Rights of Lonza.

4.	Licences

Commercial Activities Licence

4.1	Lonza hereby grants to Licensee on the Effective Date a [***] licence [***] to market, sell, offer for sale, distribute, import and export Product in the Territory ("Commercial Activities").

4.2	Subject to the provisions of this Clause 4.2 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.1 (each a “Commercial Activities Sublicence”) to any one or more Third Parties, including a Strategic Partner, for the purposes of any such Third Party undertaking Commercial Activities (each a “Commercial Activities Sublicensee”) provided always:

4.2.1	[***]

4.2.2	[***]

4.2.3	[***]

4.2.4	[***]

Manufacturing Activities Licence:

4.3	Lonza hereby grants to Licensee on the Effective Date a [***] licence under the System (with the right to sublicence, subject to Clause 4.4 below) to use, develop and manufacture Drug Substance and Product at: [***] (“Manufacturing Activities”).

4.4	Subject to the provisions of this Clause 4.4 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to [***] for the purposes of any such Third Party undertaking Manufacturing Activities for or on behalf of Licensee (or for the benefit of Licensee’s Strategic Partner, subject to Clause 4.4.1 below) (each a “Manufacturing Sublicensee”) provided always:

4.4.1	Any Manufacturing Sublicence shall be granted directly by Licensee, and it is expressly acknowledged and agreed that in no event shall tiered sublicensing of such Manufacturing Sublicences be permitted; and

4.4.2	Licensee shall ensure such Manufacturing Sublicensee’s use of the System and Lonza’s Intellectual Property Rights (subject always to Clause 4.6) is undertaken solely for undertaking Manufacturing Activities for or on behalf of Licensee (or for the benefit of Licensee’s Strategic Partner, subject to Clause 4.4.1 above); and

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4.4.3	The Manufacturing Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to use the System Lonza’s Intellectual Property Rights or the Product other than for undertaking Manufacturing Activities for or on behalf of Licensee (or for the benefit of Licensee’s Strategic Partner, subject to Clause 4.4.1 above). Licensee agrees to ensure that such Manufacturing Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement; and

4.4.4	[***]; and

4.4.5	[***]; and

4.4.6	[***] following termination or expiry of this Agreement or Licensee’s arrangements with any such Manufacturing Sublicensee (whichever occurs earlier), Licensee shall confirm in writing to Lonza that Transfected Cell Lines and Licensed Know-How (including materials provided to Manufacturing Sublicensee relating directly or indirectly to the System) are destroyed and/or returned to Licensee.

General Licence Restrictions (Commercial Activities and Manufacturing Activities)

4.5	Any Manufacturing Sublicence or Commercial Activities Sublicence granted by Licensee shall be granted expressly subject to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by each Manufacturing Sublicensee and Commercial Activities Sublicensee hereunder to the terms and conditions of this Agreement. Licensee shall be responsible and liable for the acts or omissions of each Manufacturing Sublicensee and Commercial Activities Sublicensee herein and Licensee shall indemnify Lonza against all costs, expenses, claims, loss or damage incurred or suffered by Lonza, or for which Lonza may become liable arising out of any act or omission of any Sublicensee, including any product liability claim relating to Product manufactured, supplied or put into use by the Sublicensee.

4.6	Notwithstanding any other provision, Licensee shall not transfer the Cell Lines and/or Vectors to any Third Party without Lonza’s prior and express written consent, provided, however, that Licensee is allowed to transfer the Transfected Cell Lines to a Manufacturing Sublicensee for the purposes of and subject to Clause 4.4. Licensee shall not transfer any Licensed Know-How without prior written approval by Lonza, which shall only be granted to the extent strictly required for Manufacturing Activities.

4.7	Licensee hereby undertakes that it will neither reverse engineer nor make any modifications, adaptations or improvements to the System and/or Transfected Cell Lines (including for the avoidance of doubt but not by way of limitation inserting alternate cell lines and/or vectors) without Lonza’s prior written consent, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.8	Licensee shall use the System only in accordance with the licences granted under Clause 4, and shall not use, cause the use of or permit to be used the System for any purpose not directly authorised by this Agreement.

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4.9	The provisions of Clauses 4.1 to 4.8 shall continue to apply with respect to: (i) the System Materials (together with the Transfected Cell Line(s)); and (ii) the Licensed Know-How [***].

4.10	[***].

4.11	No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

Additional Licensee Obligations

4.12	Licensee shall notify Lonza within [***] days of when Product changes its phase of clinical trial and/or when it is first offered for commercial sale.

4.13	Licensee shall obtain at its own expense all licences, permits and consents necessary to manufacture, market, sell, offer for sale, distribute, import and export Product in the Territory.

4.14	Licensee acknowledges and agrees that the exercise of the licence granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory, and the Licensee understands and agrees that it shall at all times be solely liable and responsible for such due observance and performance.

5.	Payments

5.1	In consideration of the licences granted to Licensee pursuant to Clauses 4.1 and 4.3 above, and in consideration for the right to sublicence the rights granted by Clauses 4.1 and 4.3 (pursuant to Clauses 4.2 and 4.4 respectively), Licensee shall pay Lonza as follows:

5.1.1	[***]

5.1.2	where Licensee, Licensee’s Affiliate or Licensee’s Strategic Partner manufactures Drug Substance (whether for clinical or commercial purposes):

5.1.2.1	a payment of US [***] for Product and thereafter on each anniversary [***] during the term of this Agreement; and

5.1.2.2	a royalty of [***] of Net Sales of Product [***].

5.1.3	where any person or entity other than Lonza, Licensee, Licensee’s Affiliate or Licensee’s Strategic Partner manufactures Drug Substance (whether for clinical or commercial purposes) (“Third Party Manufacturer”):

5.1.3.1	a payment of [***] due annually during the course of such sublicence (irrespective as to the years of manufacture) [***]; and

5.1.3.2	a royalty of [***] of Net Sales of Product [***].

5.1.4	[***]

5.2	Any royalties due under this Clause 5 shall be payable in respect of each country of the world on a country-by-country basis until [***] from the First Commercial Sale of the Product in that particular country, save for when the provisions of Clause 5.3 apply (the “Royalty Term”). For the avoidance of doubt, upon expiration of a Royalty Term in any individual country, all other terms and conditions of this Agreement shall remain in full force and effect.

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5.3	The Royalty Term may end [***] from the First Commercial Sale of the Product in that particular country [***].

5.4	For the avoidance of doubt, the royalty rates and fees applicable under Clause 5.1 are determined by reference to the party manufacturing the Drug Substance [***].

5.5	The provisions of this Clause 5 shall remain in effect notwithstanding termination or expiry of this Agreement until the settlement of all subsisting claims by Lonza.

6.	Royalty Procedures

6.1	Licensee shall, and shall ensure that its Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Lonza. Such records and books of account shall, upon reasonable notice having been given by Lonza [***], be open at all reasonable times during regular business hours for inspection by independent auditors selected by Lonza and reasonably acceptable to Licensee. Such independent auditors shall agree to maintain the confidentiality of the information and materials disclosed during the audit. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Lonza may perform an audit once each calendar year. Each audit shall begin upon the date specified by Lonza and shall be completed as soon as reasonably practicable. Lonza shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of [***], in which case, Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an [***] underpayment has occurred during the audited period, such payment shall be remitted by the Party responsible for such payment to the other Party [***].

6.2	Licensee shall prepare a statement in respect of each calendar quarter which shall show for the immediately preceding quarter details of the sales of Product on a country by country basis, including a full list of all of the permitted deductions which have been applied by Licensee when calculating the Net Sales from the gross sales, and the royalty due and payable to Lonza thereon.

Such statement shall be submitted to Lonza within [***] days after the end of the calendar quarter to which it relates, together with a remittance for the royalties due to Lonza to which Lonza shall issue a receipted invoice in return.

6.3	All sums due under this Agreement:

6.3.1	shall be paid in [***] to Lonza.

6.3.2	are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, and shall be paid by Licensee (other than taxes on Lonza’s income). [***]

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6.4	To the extent that Licensee reports Net Sales otherwise than in [***] then royalty payments due to Lonza shall be first calculated in the local currency in which Net Sales are reported and then shall be converted to a [***] value at the rate of exchange first published in the Financial Times (London) on the first business day after the relevant quarterly reporting period.

6.5	Where Lonza does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to Lonza at the rate of [***] per annum over the base rate from time to time of [***], interest to accrue on a day-to-day basis without prejudice to Lonza’s right to receive payment on the due date.

7.	Liability and Warranties

7.1	Lonza hereby warrants that [***].

The Licensee hereby acknowledges: (i) this is a licence to the Licensed Know-How and not to any other Lonza Intellectual Property Rights; and (ii) that in order to exploit the rights granted herein the Licensee may require licences under Lonza patent rights or under Third Party patent rights (including those vested in Affiliates of Lonza) that may be infringed by the use by the Licensee of the rights licensed herein. It is hereby agreed that it shall be the Licensee's responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences; provided that where any such patent rights or other Know-How vested in Lonza or its Affiliates would prevent the Licensee and its Sublicensees from operating the System as permitted by the terms of this Agreement, then such patent rights or other Know-How shall be automatically included within the Intellectual Property Rights licensed to Licensee hereunder.

7.2	Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective officers, employees and agents (each an “Indemnified Party”) at all times in respect of any and all losses, damages, costs and expenses (collectively “Losses”) suffered or incurred as a result of any contractual, tortious or other claims or proceedings by Third Parties (collectively “Third Party Claims”) against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations or warranties, violation of applicable law, negligence or wilful misconduct; provided that with respect to any Third Party Claim for which each Party is entitled hereunder to seek indemnification from the other Party, each Party as the Indemnifying Party shall indemnify the other Party for its Losses only to the extent of the Indemnifying Party’s relative responsibility for the facts underlying the Third Party Claim .

7.3	With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless Lonza, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) Lonza shall indemnify and hold harmless Licensee, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result directly from defects in the Cell Lines and Vectors.

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7.4	Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.5	EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF, SUBJECT TO CLAUSE 7.6, IN NO EVENT SHALL EITHER PARTY AND/OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY LOSS OF PROFITS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

7.6	Nothing in this Agreement shall exclude or limit the liability of either Party for fraud or for death or personal injury caused by its negligence or for wilful or deliberate breach of this Agreement or for any other liability that may not be limited or excluded as a matter of law.

8.	Confidentiality

8.1	Licensee expressly acknowledges that Confidential Information disclosed by Lonza pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee shall keep such Confidential Information secure, secret and confidential and undertakes to respect Lonza’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose, cause or permit to be disclosed such Confidential Information to any Third Party other than its Sublicensee hereunder for use in accordance with and subject to the terms of this Agreement. Licensee shall procure that only its employees and employees of its Sublicensee hereunder shall have access to Confidential Information and then only on a need to know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the same obligations as Licensee and its Sublicensee hereunder pursuant to this Clause 8.1.

8.2	Lonza expressly acknowledges and undertakes that any Confidential Information disclosed by the Licensee to Lonza pursuant to this Agreement is disclosed in circumstances imparting an obligation of confidence and Lonza shall keep such Licensee's Confidential Information secure, secret and confidential and undertakes to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever disclose and/or cause and/or permit to be disclosed such Licensee's Confidential Information to any Third Party.

8.3	Each Party will restrict the disclosure of the terms of this Agreement to such officers, employees, professional advisers, finance-providers, and consultants of itself and its Affiliates (“Representatives”) who have been informed of the confidential nature of the same and who have a need to know such terms. Prior to disclosure to such persons, the disclosing Party shall bind its and its Affiliates’ Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The receiving Party shall notify the disclosing Party as promptly as practicable of any unauthorized use or disclosure. To the extent that either Party wishes to disclose any other Confidential Information to any of its Representatives, save as expressly permitted by this Clause 8, this shall be subject to obtaining the prior written consent of the other Party.

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8.4	The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving Party demonstrates:

8.4.1	is or shall become generally available to the public otherwise than by reason of a breach by the recipient Party of such information of the provisions of this Clause 8;

8.4.2	is known to the recipient Party of such information and is at its free disposal prior to its receipt from the other;

8.4.3	is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligation of confidentiality to the disclosing Party; or

8.4.4	can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing Party.

8.5	Notwithstanding the foregoing it is acknowledged between the Parties that Lonza or Licensee may be required to disclose Confidential Information to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to the production of Product, or to a court of law or to meet the requirements of any Stock Exchange to which the Parties may be subject. In such circumstances the disclosing Party will inform the other Party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy wherever possible. Notwithstanding such disclosure such Confidential Information shall otherwise remain subject to this Clause 8.

8.6	Each Party expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a Party may cause irreparable harm to the other Party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.

9.	Intellectual Property Enforcement

9.1	Lonza hereby undertakes and agrees that at its own cost and expense it will pursue, as determined by Lonza in its commercially reasonable discretion, all necessary actions against any Third Party that Lonza reasonably believes is infringing, misappropriating or violating any Lonza Intellectual Property Rights.

9.2	Licensee shall promptly notify Lonza in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Licensed Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them.

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10.	Term and Termination

10.1	This Agreement shall commence on the Effective Date and shall continue in full force and effect in each country of the world unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 13.

10.2	Licensee may terminate this Agreement by giving sixty (60) days’ notice in writing to Lonza.

10.3	Either Lonza or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1	if the other commits a breach of this Agreement which is irremediable or (in the case of a breach capable of remedy) shall not have been remedied within thirty (30) days of the receipt by the other of a notice identifying the breach and requiring its remedy; or

10.3.2	if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant Party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4	Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, Lonza may terminate this Agreement immediately by giving written notice to Licensee if:

10.4.1	there is a change of control of Licensee (within the meaning of section 1124 of the Corporation Tax Act 2010) [***]; or

10.4.2	the Licensee contests [***].

10.5	Subject to Clause 10.6, if this Agreement expires or is terminated for any reason any and all licences and sublicences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy (or otherwise procure the destruction of) all System Materials, Transfected Cell Lines and Product and all Confidential Information which is provided by Lonza (including all Know-How and all System Know-How) forthwith and shall certify such destruction immediately thereafter in writing to Lonza; provided, however, that the Licensee and its Sublicensees shall have the right to sell or otherwise dispose of all Product then on hand, subject to the payment of royalties and the other terms of this Agreement.

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10.6	[***]

10.7	Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

10.8	The terms of Clauses 3, 4.5 to 4.9 (subject always to the consequences of termination in Clause 10.5), 5, 6, 7, 8, 10, 11 and 12 shall survive expiration or termination of this Agreement for whatever reason.

11.	Assignment

11.1	Subject to Licensee’s rights to sublicence in accordance with Clause 4 and subject to Clause 11.2 below, neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed).

11.2	[***]

11.3	This Agreement shall be binding upon the successors and assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

12.2	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Clause, by a panel of three (3) arbitrators appointed in accordance with the said Rules. The seat, or legal place of arbitration shall be London, England and the arbitration shall be conducted in the English language. The arbitrator’s award shall be final and binding.

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13.	Force Majeure

Neither Party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God [***], fire), act of government or state, war, civil commotion, insurrection, embargo, [***], prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of that Party. If that Party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such Party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the Party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than ninety (90) days and substantially affects the commercial basis of this Agreement the Party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving written notice of such termination to the other Party.

14.	Illegality

14.1	If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the Parties or this Agreement (including the EC Commission or the European Court of Justice, to the extent applicable):

(i)	such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

(ii)	the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

(iii)	the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rendering such provision invalid or unenforceable.

15.	Miscellaneous

15.1	This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral and written agreements, representations, misrepresentations (where innocently or negligently made), understandings or arrangements relating to the subject matter of this Agreement (“Understandings”). Neither Party shall be entitled to rely on any Understandings which are not expressly set forth in this Agreement.

15.2	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

15.3	No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

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15.4	Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning this Agreement (or Lonza’s System) shall require the prior written approval of Lonza and Licensee.

15.5	Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

15.6	The Parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

16.	Notice

16.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post or by a reputable overnight courier or by email to a Party or delivered in person to a Party at the address set out below for such Party or such other address as the Party may from time to time designate by written notice to the other(s):

Address of Lonza

Lonza Sales AG, Muenchensteinerstrasse 38 CH-4002, Basel, Switzerland

With a copy to:	Lonza Biologics Plc
228 Bath Road, Slough, Berkshire SL1 4DX, UK
Email: GSLonza@lonza.com
For the attention of the Head of Legal Services

Address of Licensee

Zura Bio Limited, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, UK

E-mail: notices@zurabio.com

With a copy to: [***]@zurabio.com and [***]@zurabio.com For the attention of: CEO and CFO

16.2	All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is delivered by hand, at the time of such delivery or if by email simultaneously with the transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

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AS WITNESS the hands of the duly authorised representatives of the Parties hereto

Signed for and on behalf of
LONZA SALES AG
Associate General Counsel
TITLE

.

Signed for and on behalf of
LONZA SALES AG
Senior Director, Licensing
TITLE

.

Signed for and on behalf of
ZURA BIO LIMITED
CFO, Zura Bio Ltd
TITLE

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APPENDIX 1

VECTORS

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APPENDIX 2

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*All trade marks (®) are registered in CH, EU or USA